Exhibit No. 99.1

SemGroup Corporation Reports Third Quarter 2010 Results

Tulsa, OK—November 30, 2010 – SemGroup® Corporation (NYSE: SEMG) today announced its unaudited financial results for the three and nine months ended September 30, 2010.

For the third quarter of 2010, revenue was $385.3 million and the net loss attributable to SemGroup was $15.4 million, or ($0.37) per diluted share, compared to revenue of $235.1 million and a net loss of $34.9 million for the third quarter of 2009. For the first nine months of 2010, revenue was $1,177.2 million with a net loss of $127.4 million, or ($3.08) per diluted share, compared to revenue of $725.9 million and a net loss of $154.2 million for the first nine months of 2009. A number of factors affect the comparability of financial results between the two years, including the deconsolidation of the Canadian subsidiaries during most of 2009, the sale or shutdown of various subsidiaries and the implementation of fresh start reporting in late 2009.

“SemGroup continues to make positive progress towards rebuilding and moving forward as a growing publicly traded company,” said Norman Szydlowski, President and Chief Executive Officer.

SemGroup successfully completed the listing process on the New York Stock Exchange and transitioned the trading of its shares from the over-the-counter market to the NYSE. In addition, the company continues to make progress on its expansion opportunities including the construction of new storage facilities in Cushing, Oklahoma, and the completion of a natural gas liquids terminal in Winslow, Arizona. SemGroup previously announced the sale of a partial interest in its White Cliffs Pipeline subsidiary during the third quarter of 2010.

SemGroup reported adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $37.4 million for the three months ended September 30, 2010, compared with a reported Adjusted EBITDA of $26.4 million for the three months ended September 30, 2009. For the first nine months of 2010, Adjusted EBITDA was $109.0 million, compared to $78.4 million for the first nine months of 2009. (See the section of the release entitled “Non-GAAP Financial Measures” for a discussion on Adjusted EBITDA and a reconciliation of this measure to net loss attributable to SemGroup.)

Earnings Conference Call

The call being held at 4:30 p.m. Eastern Time today can be accessed live over the telephone by dialing (800) 299-6183, or for international callers, (617) 801-9713. The passcode for the call is 33198361. A replay will be available shortly after the call and can be accessed by dialing (888) 286-8010, or for international callers, (617) 801-6888. The passcode for the replay is 79804132. The replay will be available until December 7, 2010.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup’s Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page.

An additional slide deck for third quarter earnings will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, Okla., SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup® is a registered trademark of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is presented in this release for the three and nine month periods ended September 30, 2010 and 2009. Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this release. Because all companies do not use identical calculations, SemGroup’s presentation of Adjusted EBITDA may be different from similarly titled measures of other companies.

A reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods presented is included in the tables attached to this release.

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	September 30, 2010	December 31, 2009
ASSETS
Current assets	$528,126	$790,727
Property, plant and equipment	785,106	1,041,379
Goodwill	117,516	186,844
Other intangible assets	33,708	130,612
Other noncurrent assets, net	190,401	60,451

Total assets	$1,654,857	$2,210,013

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,338	$20,719
Other current liabilities	297,615	557,044

Total current liabilities	303,953	577,763

Long-term debt, excluding current portion	347,286	499,213
Other noncurrent liabilities	144,688	154,780

Total liabilities	795,927	1,231,756

Total SemGroup Corporation equity	858,930	976,686
Noncontrolling interests in consolidated subsidiaries	—	1,571

Total owners’ equity	858,930	978,257

Total liabilities and owners’ equity	$1,654,857	$2,210,013

Consolidated Statements of Operations

(dollars in thousands, except per share amounts, unaudited, condensed)	Successor	Predecessor	Successor	Predecessor
	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Revenues	$385,299	$235,104	$1,177,204	$725,934

Expenses:
Costs of products sold, exclusive of depreciation and amortization (shown below)	293,684	188,688	903,248	599,678
Operating	41,195	11,949	113,310	33,868
General and administrative	21,617	11,580	70,402	38,529
Depreciation and amortization	18,632	12,117	58,150	30,836
Loss (gain) on disposal or impairment of long-lived assets	5,192	5	96,581	(93)

Total expenses	380,320	224,339	1,241,691	702,818

Operating income (loss)	4,979	10,765	(64,487)	23,116

Other expenses, net	18,409	1,819	64,654	3,239

Income (loss) from continuing operations before reorganization items and income taxes	(13,430)	8,946	(129,141)	19,877
Reorganization items loss	—	(51,302)	—	(127,566)

Loss from continuing operations before income taxes	(13,430)	(42,356)	(129,141)	(107,689)
Income tax expense (benefit)	2,242	1,201	(272)	5,393

Loss from continuing operations	(15,672)	(43,557)	(128,869)	(113,082)
Income (loss) from discontinued operations, net of income taxes	348	8,679	1,724	(41,076)

Net loss	(15,324)	(34,878)	(127,145)	(154,158)
Less: net income (loss) attributable to noncontrolling interests	108	11	225	26

Net loss attributable to SemGroup	$(15,432)	$(34,889)	$(127,370)	$(154,184)

Net loss attributable to SemGroup	$(15,432)	$(34,889)	$(127,370)	$(154,184)
Other comprehensive income (loss)	12,389	(3,824)	4,932	19,057

Comprehensive loss attributable to SemGroup	$(3,043)	$(38,713)	$(122,438)	$(135,127)

Basic and diluted net loss attributable to SemGroup per common share:	$(0.37)		$(3.08)

Adjusted EBITDA Calculation

(dollars in thousands, unaudited)	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss attributable to SemGroup	$(15,432)	$(34,889)	$(127,370)	$(154,184)
Add: Interest expense	21,112	3,084	66,509	9,641
Add: Income tax expense (benefit)	2,242	1,201	(272)	5,393
Add: Depreciation and amortization	18,632	12,117	58,150	30,836

EBITDA	26,554	(18,487)	(2,983)	(108,314)
Selected items impacting comparability	10,859	44,929	111,974	186,703

Adjusted EBITDA	$37,413	$26,442	$108,991	$78,389

Selected Items Impacting Comparability

(dollars in thousands, unaudited)	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Loss (gain) on disposal or impairment of long-lived assets	$5,192	$5	$96,581	$(93)
Reorganization items loss	—	51,302	—	127,566
Loss (income) from discontinued operations	(348)	(8,679)	(1,724)	41,076
Foreign currency transaction (gain)/loss	(39)	441	1,556	(2,753)
Impact of change in basis of NGL inventory in fresh-start reporting	—	—	27,821	—
Unrealized (gain)/loss on derivative activities	5,290	1,860	(17,662)	20,907
Change in fair value of warrants	(937)	—	(2,920)	—
Allowance on receivable from AGE Refining	—	—	3,640	—
Restricted stock expense	1,701	—	4,682	—

Selected items impacting comparability	$10,859	$44,929	$111,974	$186,703

Note: SemGroup recorded lower of cost or market adjustments to inventory of continuing operations of $0.1 million and $1.9 million during the three months ended September 30, 2010 and 2009, respectively, and $10.9 million and $8.3 million during the nine months ended September 30, 2010 and 2009, respectively.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release regarding the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies. Other factors are those discussed in Item 1A of our Registration Statement on Form 10, as amended, entitled “Risk Factors,” and risk factors discussed in other reports that we file with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

SemGroup® is a registered trademark of SemGroup Corporation.

Contacts:

Jennifer Gordon

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com